Exhibit 99.1

Lennox International Reports Record Fourth-Quarter and Full-Year Profit

•	4Q14 revenue up 8%, led by 13% Residential growth

•	4Q14 adjusted EPS from continuing operations of $1.02 up 32%, and GAAP EPS from continuing operations of $1.00 up 47%

•	2014 revenue up 5%, with adjusted EPS from continuing operations of $4.38 up 18% and GAAP EPS from continuing operations of $4.28 up 21%

•	Reiterate 2015 revenue growth guidance of 4-8% at constant currency

•	Reiterate 2015 EPS from continuing operations guidance of $5.20-$5.60

DALLAS, February 2, 2015 – Lennox International Inc. (NYSE: LII) today reported fourth quarter and full year 2014 results. Financial results in prior periods have been revised to reflect sold businesses in discontinued operations.

For the fourth quarter, revenue was $813 million, up 8% from the prior-year quarter. At constant currency, revenue was up 10%. Total segment profit margin was a fourth-quarter record 9.4%, up 120 basis points from the prior-year quarter. Diluted earnings per share from continuing operations on an adjusted basis was a fourth-quarter record $1.02, up 32% from $0.77 in the prior-year quarter. On a GAAP basis, diluted earnings per share from continuing operations was a fourth-quarter record $1.00, up 47% from $0.68 in the prior-year quarter.

For the full year, revenue was $3.4 billion, up 5% from the prior year. At constant currency, revenue was up 6%. Total segment profit margin was a record 10.1%, up 70 basis points from the prior year. Diluted earnings per share from continuing operations on an adjusted basis was a record $4.38, up 18% from $3.70 in the prior year. On a GAAP basis, diluted earnings per share from continuing operations was a record $4.28, up 21% from $3.55 in the prior year.

“2014 was a year of strong growth and record profitability for Lennox International, led by 10% revenue growth at constant currency and 31% profit growth in our Residential business,” said Chairman and CEO Todd Bluedorn. “In the fourth quarter, the company’s momentum continued, with revenue up 10% at constant currency and total segment profit up 24%. Growth in the quarter continued to be led by Residential, with revenue up 14% at constant currency and profit up 57% from the prior-year quarter. In Commercial, revenue rose 8% at constant currency. Commercial profit was essentially flat with the prior-year quarter on headwinds from customer mix, foreign exchange, and investments related to our entrance in the VRF market. In Refrigeration, revenue was up 8% at constant currency. As expected, Refrigeration profit was down from the prior-year quarter by 45% due to the repeal of the carbon tax in Australia, North America product mix, and a negative impact from foreign exchange. We continue to expect Refrigeration revenue, margin and profit to be up in 2015 on continued growth in North America and improvement in Australia in the second half of the year. For the company overall in 2015, we expect another strong year of growth and record profitability, with strong cash generation for investments to drive growth as well as to return cash to shareholders.”

FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS

Revenue: Revenue for the fourth quarter was $813 million, up 8% from the prior-year quarter. At constant currency, revenue was up 10%. Volume and price/mix were up from the fourth quarter a year ago.

Gross Profit: Gross profit in the fourth quarter was $225 million, up 9% from $208 million in the prior-year quarter. Gross margin was 27.7%, flat with the fourth quarter a year ago. Gross profit was positively impacted by higher volume, lower material costs, and favorable warranty expense, with partial offsets from unfavorable foreign exchange, lower mix, the repeal of the carbon tax in Australia, and investments in distribution expansion.

Income from Continuing Operations: For the fourth quarter, adjusted income from continuing operations was $47 million, or $1.02 diluted earnings per share, compared to $38 million, or $0.77 diluted earnings per share, in the prior-year quarter. On a GAAP basis, fourth quarter income from continuing operations was $46 million, or $1.00 diluted earnings per share, compared to $34 million, or $0.68 diluted earnings per share, in the prior-year quarter.

Adjusted income from continuing operations for the fourth quarter of 2014 excludes net after-tax charges of $0.8 million, which are derived from a $0.4 million charge related to restructuring activities, $0.3 million for the net change in unrealized losses on unsettled future contracts, and $0.1 million in charges, net, for other items.

FULL YEAR 2014 FINANCIAL HIGHLIGHTS

Revenue: For the full year, revenue was $3.4 billion, up 5%. At constant currency, revenue was up 6%. Volume and price/mix were up from the prior year.

Gross Profit: Gross profit for the full year was $903 million, up 5% from $861 million in the prior year. Gross margin was 26.8% compared to 26.9% in the prior year. Gross profit was negatively impacted by unfavorable foreign exchange, lower mix, and investments in distribution expansion, with partial offsets from higher volume, favorable price, and lower material costs.

Income from Continuing Operations: Adjusted income from continuing operations for 2014 was $213 million, or $4.38 diluted earnings per share, compared to $187 million, or $3.70 diluted earnings per share, in the prior year. On a GAAP basis, income from continuing operations for 2014 was $208 million, or $4.28 diluted earnings per share, compared to $180 million, or $3.55 diluted earnings per share, in the prior year.

Adjusted income from continuing operations for 2014 excludes net after-tax charges of $5.0 million, which are derived from a $1.8 million charge related to restructuring activities, $0.4 million for the net change in unrealized losses on unsettled futures contracts, and $2.8 million in charges, net, for other items.

Free Cash Flow and Total Debt: Cash from operations for the fourth quarter was $161 million, compared to $145 million in the prior-year quarter. Capital expenditures were approximately $28 million in the fourth quarter compared to $37 million in the prior-year quarter. Including $1 million in proceeds from the disposal of property, plant and equipment (PP&E), free cash flow was $134 million, compared to $110 million in the prior-year quarter. As previously announced for the fourth quarter, the company strategically built $77 million of inventory to support customers in the minimum-efficiency regulatory transition taking effect at the start of 2015 for certain products.

For the full year, cash from operations was $185 million, compared to $210 million in the prior year. Capital expenditures were $88 million in 2014 compared to $78 million in 2013. Including $1 million from the disposal of PP&E, free cash flow was $98 million for the full year, compared to $134 million in the prior year. The company paid $53 million in dividends for the year and $550 million related to its stock repurchase programs. Total debt at the end of 2014 was $926 million. Total cash and cash equivalents were $38 million ending the year.

BUSINESS SEGMENT FINANCIAL HIGHLIGHTS

Residential Heating and Cooling

•	4Q14 revenue of $404 million, up 13% from $359 million in 4Q13; up 14% at constant currency

•	4Q14 segment profit a fourth-quarter record $57 million, up 57% from $36 million in 4Q13

•	4Q14 segment profit margin a fourth-quarter record 14.1%, up 390 basis points from 10.2% in 4Q13

•	2014 revenue of $1,737 million, up 10% from $1,583 million in 2013; up 11% at constant currency

•	2014 segment profit a record $236 million, up 31% from $180 million in 2013

•	2014 profit margin a record 13.6%, up 220 basis points from 11.4% in 2013

Fourth quarter and full-year results were positively impacted by higher volume, favorable price/mix, lower material costs, and favorable warranty expense, with partial offsets from unfavorable foreign exchange, higher SG&A, and strategic investments in distribution expansion.

Commercial Heating and Cooling

•	4Q14 revenue of $223 million, up 5% from $213 million in 4Q13; up 8% at constant currency

•	4Q14 segment profit of $33 million, flat with 4Q13

•	4Q14 segment profit margin of 14.6%, down 110 basis points from 15.7% in 4Q13

•	2014 revenue a record $879 million, up 4% from $844 million in 2013; up 5% at constant currency

•	2014 segment profit a record $124 million, up 5% from $118 million in 2013

•	2014 segment profit margin a record 14.1%, up 10 basis points from 14.0% in 2013

Fourth quarter and full year results were positively impacted by higher volume, favorable price, and lower material costs, with partial offsets from unfavorable mix, unfavorable foreign exchange, and strategic investments to enter the VRF market and distribution expansion in North America.

Refrigeration

•	4Q14 revenue of $186 million, up 4% from $178 million in 4Q13; up 8% at constant currency

•	4Q14 segment profit of $13 million, down 45% from $24 million in 4Q13

•	4Q14 segment profit margin of 7.0%, down 630 basis points from 13.3% in 4Q13

•	2014 revenue of $752 million, down 2% from $772 million in 2013; flat at constant currency

•	2014 segment profit of $55 million, down 39% from $90 million in 2013

•	2014 segment profit margin of 7.4%, down 430 basis points from 11.7% in 2013

Fourth quarter and full year results were negatively impacted by lower mix, the repeal of the carbon tax in Australia, unfavorable foreign exchange, and investments for future growth, with partial offsets from higher volume, favorable price, and lower material costs.

FULL-YEAR OUTLOOK

•	Reiterating revenue growth of 4-8% at constant currency; the company now expects a negative 3 point impact from foreign exchange on a full-year basis for a revenue growth range of 1-5% at actual currency

•	Reiterating adjusted and GAAP EPS from continuing operations of $5.20-$5.60

•	Reiterating an effective tax rate of 34-35%

•	Reiterating capital expenditures of approximately $85 million

•	Reiterating the completion of the company’s previously announced $450 million accelerated share repurchase program in the second half of 2015

CONFERENCE CALL INFORMATION

A conference call to discuss the company’s fourth quarter and full year 2014 results will be held this morning at 8:30 a.m. Central time. To listen, call the conference call line at 612-288-0340 at least 10 minutes prior to the scheduled start time and use reservation number 350261. The conference call will also be webcast on Lennox International’s web site at www.lennoxinternational.com.

A replay will be available from 11:00 a.m. Central time on February 2 through February 9, 2015, by dialing 800-475-6701 (U.S.) or 320-365-3844 (international) and using access code 350261. The call will also be archived on the company’s web site.

Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at www.lennoxinternational.com or by contacting Steve Harrison, Vice President, Investor Relations, at 972-497-6670.

The statements in this news release that are not historical statements, including statements regarding the 2015 full-year outlook and expected financial results for 2015, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements. Risks and uncertainties that could cause actual results to differ materially from such statements include, but are not limited to: the impact of higher raw material prices, LII’s ability to implement price increases for its products and services, economic conditions in our markets, regulatory changes such as the repeal of the carbon tax in Australia, the impact of unfavorable weather, and a decline in new construction activity and related demand for products and services. For information concerning these and other risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Amounts in millions, except per share data)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Net sales	$812.8	$749.5	$3,367.4	$3,199.1
Cost of goods sold	587.4	541.8	2,464.1	2,337.9

Gross profit	225.4	207.7	903.3	861.2
Operating Expenses:
Selling, general and administrative expenses	148.2	146.0	573.7	570.1
Losses and other expenses, net	3.3	6.4	6.8	9.3
Restructuring charges	0.6	1.8	1.9	5.0
Income from equity method investments	(1.8)	(1.4)	(13.8)	(12.2)

Operational income from continuing operations	75.1	54.9	334.7	289.0
Interest expense, net	6.2	3.8	17.2	14.5
Other expense (income), net	(0.1)	0.3	(0.1)	0.2

Income from continuing operations before income taxes	69.0	50.8	317.6	274.3
Provision for income taxes	22.9	16.8	109.5	94.4

Income from continuing operations	46.1	34.0	208.1	179.9
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	(2.4)	2.4	(3.7)	(13.3)
Provision for (benefit from) income taxes	(0.9)	1.2	(1.4)	(5.2)

Income (loss) from discontinued operations	(1.5)	1.2	(2.3)	(8.1)

Net income	$44.6	$35.2	$205.8	$171.8

Earnings per share – Basic:
Income from continuing operations	$1.01	$0.69	$4.35	$3.61
Income (loss) from discontinued operations	(0.03)	0.03	(0.05)	(0.16)

Net income	$0.98	$0.72	$4.30	$3.45

Earnings per share – Diluted:
Income from continuing operations	$1.00	$0.68	$4.28	$3.55
Income (loss) from discontinued operations	(0.04)	0.02	(0.05)	(0.16)

Net income	$0.96	$0.70	$4.23	$3.39

Weighted Average Number of Shares Outstanding - Basic	45.5	49.2	47.9	49.8
Weighted Average Number of Shares Outstanding - Diluted	46.2	50.1	48.6	50.6

Cash dividends declared per share	$0.30	$0.24	$1.14	$0.92

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Segment Net Sales and Profit (Loss)

(Amounts in millions)	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Net Sales
Residential Heating & Cooling	$404.0	$358.6	$1,736.5	$1,583.2
Commercial Heating & Cooling	222.9	212.6	878.5	844.4
Refrigeration	185.9	178.3	752.4	771.5

	$812.8	$749.5	$3,367.4	$3,199.1

Segment Profit (Loss) (1)
Residential Heating & Cooling	$57.0	$36.4	$235.8	$180.1
Commercial Heating & Cooling	32.6	33.3	124.0	118.1
Refrigeration	13.1	23.7	55.4	90.2
Corporate and other	(26.4)	(31.8)	(74.3)	(87.9)

Subtotal that includes segment profit and eliminations	76.3	61.6	340.9	300.5
Reconciliation to income from continuing operations before income taxes:
Special product quality adjustments	(1.4)	(1.9)	(1.4)	(2.3)
Items in Losses and other expenses, net that are excluded from segment profit (loss) (1)	2.0	6.8	4.7	8.8
Restructuring charges	0.6	1.8	1.9	5.0
Interest expense, net	6.2	3.8	17.2	14.5
Special inventory write down	—	—	1.0	—
Other expense (income), net	(0.1)	0.3	(0.1)	0.2

Income from continuing operations before income taxes	$69.0	$50.8	$317.6	$274.3

(1)	The Company defines segment profit and loss as a segment’s income or loss from continuing operations before income taxes included in the accompanying Consolidated Statements of Operations, excluding:

•	Special product quality adjustments;

•	The following items in Losses and other expenses, net:

•	Net change in unrealized gains and/or losses on unsettled futures contracts,

•	Special legal contingency charges,

•	Asbestos-related litigation,

•	Environmental liabilities, and

•	Other items, net;

•	Restructuring charges;

•	Goodwill, long-lived asset, and equity method investment impairments;

•	Interest expense, net;

•	Special inventory write down; and

•	Other expense, net.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in millions, except shares and par values)	As of December 31, 2014	As of December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$37.5	$38.0
Accounts and notes receivable, net of allowances of $7.9 and $9.8 in 2014 and 2013, respectively	421.4	408.1
Inventories, net	463.3	378.8
Deferred income taxes, net	32.5	24.5
Other assets	59.3	53.0

Total current assets	1,014.0	902.4

Property, plant and equipment, net	358.6	335.5
Goodwill	209.4	216.8
Deferred income taxes	97.5	88.5
Other assets, net	84.8	83.5

Total assets	$1,764.3	$1,626.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$226.6	$165.9
Current maturities of long-term debt	24.0	1.3
Accounts payable	324.3	283.1
Accrued expenses	239.0	232.1
Income taxes payable	13.4	31.6

Total current liabilities	827.3	714.0
Long-term debt	675.0	233.2
Post-retirement benefits, other than pensions	4.5	4.6
Pensions	129.9	70.0
Other liabilities	118.6	119.2

Total liabilities	1,755.3	1,141.0
Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	824.9	912.7
Retained earnings	1,022.1	870.5
Accumulated other comprehensive loss	(153.5)	(61.1)
Treasury stock, at cost, 42,535,126 shares and 38,066,794 shares for 2014 and 2013, respectively	(1,686.0)	(1,238.1)
Noncontrolling interests	0.6	0.8

Total stockholders’ equity	9.0	485.7

Total liabilities and stockholders’ equity	$1,764.3	$1,626.7

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in millions)	For the Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$205.8	$171.8
Net loss from discontinued operations	2.3	8.1
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(13.8)	(12.2)
Dividends from affiliates	9.1	10.3
Restructuring expenses, net of cash paid	0.2	0.1
Provision for bad debts	2.6	3.6
Unrealized losses on derivative contracts	0.3	0.3
Stock-based compensation expense	23.3	29.3
Depreciation and amortization	60.8	58.9
Deferred income taxes	6.1	3.5
Pension costs in excess of (less than) contributions	(8.0)	1.7
Other items, net	0.1	4.5
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts and notes receivable	(32.6)	(49.0)
Inventories	(96.7)	(19.5)
Other current assets	(8.3)	(16.3)
Accounts payable	46.1	(10.9)
Accrued expenses	6.7	15.4
Income taxes payable and receivable	(15.9)	21.9
Other, net	(1.0)	4.4
Net cash used in discontinued operations	(2.3)	(15.6)

Net cash provided by operating activities	184.8	210.3
Cash flows from investing activities:
Proceeds from the disposal of property, plant and equipment	1.1	2.4
Purchases of property, plant and equipment	(88.4)	(78.3)
Net proceeds from sale of businesses	—	8.6

Net cash used in investing activities	(87.3)	(67.3)
Cash flows from financing activities:
Short-term borrowings, net	1.5	2.0
Asset securitization borrowings	100.0	330.0
Asset securitization payments	(40.0)	(200.0)
Term loan borrowings from credit facility	300.0	—
Long-term debt payments	(2.3)	(1.0)
Borrowings from revolving credit facility	2,073.5	1,425.5
Payments on revolving credit facility	(1,908.5)	(1,543.5)
Payments of deferred financing costs	(2.2)	—
Additional investment in subsidiary	—	(0.5)
Proceeds from employee stock purchases	2.0	1.8
Repurchases of common stock	(550.3)	(125.0)
Repurchases of common stock to satisfy employee withholding tax obligations	(22.4)	(12.0)
Excess tax benefits related to share-based payments	11.8	6.5
Cash dividends paid	(52.6)	(34.0)

Net cash used in financing activities	(89.5)	(150.2)
Increase (decrease) in cash and cash equivalents	8.0	(7.2)
Effect of exchange rates on cash and cash equivalents	(8.5)	(6.6)
Cash and cash equivalents, beginning of year	38.0	51.8

Cash and cash equivalents, end of year	$37.5	$38.0

Supplementary disclosures of cash flow information:
Cash paid during the year for:
Interest, net	$17.6	$15.7

Income taxes (net of refunds)	$105.3	$56.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

Reconciliation to U.S. GAAP (Generally Accepted Accounting Principles) Measures

(Unaudited, in millions, except per share and ratio data)

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements and segment net sales and profit presented in accordance with U.S. GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables. In addition to these non-GAAP measures, the Company also provides rates of revenue change at constant currency on a consolidated and segment basis. The Company believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results. The Company believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and operating performance.

Reconciliation of Income from Continuing Operations, a GAAP measure, to Adjusted Income from Continuing Operations, a Non-GAAP measure

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Income from continuing operations, a GAAP measure	$46.1	$34.0	$208.1	$179.9
Restructuring charges, after tax	0.4	1.3	1.8	3.4
Special product quality adjustments, after tax (b)	(0.8)	(1.1)	(0.9)	(1.5)
Special legal contingency charges, after tax (a)	0.2	0.1	0.6	0.7
Asbestos-related litigation, after tax (a)	—	3.9	0.6	3.9
Net change in unrealized losses (gains) on unsettled future contracts, after tax(a)	0.3	(0.2)	0.4	0.3
Special inventory write down, after tax (b)	—	—	0.8	—
Environmental liabilities, after tax (a)	0.7	—	1.2	—
Other items, net, after tax (a)	—	0.3	0.5	0.6

Adjusted income from continuing operations, a non-GAAP measure	$46.9	$38.3	$213.1	$187.3

Income per share from continuing operations - diluted, a GAAP measure	$1.00	$0.68	$4.28	$3.55
Restructuring charges, after tax	0.01	0.03	0.03	0.07
Special product quality adjustments, after tax (b)	(0.02)	(0.02)	(0.02)	(0.03)
Special legal contingency charges, after tax (a)	—	—	0.01	0.01
Asbestos-related litigation, after tax (a)	—	0.08	0.01	0.08
Net change in unrealized losses (gains) on unsettled future contracts, after tax(a)	0.01	—	0.01	0.01
Special inventory write down, after tax (b)	—	—	0.02	—
Environmental liabilities, after tax (a)	0.02	—	0.03	—
Other items, net, after tax (a)	—	—	0.01	0.01

Adjusted earnings per share from continuing operations - diluted, a non-GAAP measure	$1.02	$0.77	$4.38	$3.70

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations
(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Components of Losses and other expenses, net (pre-tax):
Realized losses on settled future contracts (a)	$0.1	$0.2	$0.8	$1.0
Foreign currency exchange losses (a)	1.5	0.4	1.6	0.5
Gain on disposal of fixed assets (a)	(0.3)	(1.0)	(0.3)	(1.0)
Net change in unrealized losses (gains) on unsettled futures contracts (b)	0.5	(0.2)	0.6	0.4
Special legal contingency charges (b)	0.3	0.1	0.9	1.2
Asbestos-related litigation (b)	—	6.3	0.9	6.3
Environmental liabilities (b)	1.2	—	2.0	—
Other items, net (b)	—	0.6	0.3	0.9

Losses and other expenses, net (pre-tax)	$3.3	$6.4	$6.8	$9.3

(a)	Included in segment profit (loss) and Adjusted income from continuing operations
(b)	Excluded from segment profit (loss) and Adjusted income from continuing operations

Reconciliation of Estimated Adjusted Income per Share from Continuing Operations - Diluted, a Non-GAAP measure, to Income per Share from Continuing Operations - Diluted, a GAAP measure

For the Year Ended December 31, 2015 ESTIMATED
Adjusted income per share from continuing operations - diluted, a Non-GAAP measure	$5.20 - $5.60
Restructuring and other items	0.00

Income per share from continuing operations - diluted, a GAAP measure	$5.20 - $5.60

Reconciliation of Net Cash Provided by Operating Activities, a GAAP measure, to Free Cash Flow, a Non-GAAP measure (dollars in millions)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
Net cash provided by operating activities, a GAAP measure	$161.3	$145.3	$184.8	$210.3
Purchases of property, plant and equipment	(28.5)	(37.3)	(88.4)	(78.3)
Proceeds from the disposal of property, plant and equipment	0.9	2.3	1.1	2.4

Free cash flow, a Non-GAAP measure	$133.7	$110.3	$97.5	$134.4

Calculation of Debt to EBITDA Ratio (dollars in millions):	Trailing Twelve Months to December 31, 2014
Adjusted EBIT (a)	$340.9
Depreciation and amortization expense (b)	60.8

EBITDA (a + b)	$401.7

Total debt at December 31, 2014 (c)	$925.6

Total Debt to EBITDA ratio ((c / (a + b))	2.3

Reconciliation of Adjusted EBIT, a Non-GAAP measure, to Income From Continuing Operations Before Income Taxes, a GAAP measure (dollars in millions)

Trailing Twelve Months to December 31, 2014
Adjusted EBIT per above, a Non-GAAP measure	$340.9
Special product quality adjustments	(1.4)
Items in Losses and other expenses, net that are excluded from segment profit	4.7
Restructuring charges	1.9
Interest expense, net	17.2
Special inventory write down	1.0
Other expenses, net	(0.1)

Income from continuing operations before income taxes, a GAAP measure	$317.6